Exhibit 21.1

QUANTA SERVICES, INC. - SUBSIDIARIES LIST

The following is a list of the significant subsidiaries of Quanta Services, Inc. showing the place of incorporation or organization and the names under which each subsidiary does business. The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.

Subsidiary	Jurisdiction of Formation

1 Diamond, LLC Cutting Technology - 1 Diamond, LLC	Delaware
1Diamond AS	Norway
618232 Alberta Ltd.	Alberta
8246408 Canada Inc. G-TEK	Quebec
Advanced Electric Systems, LLC Advanced Utility Testing & Maintenance, LLC Utility Testing & Maintenance, LLC	Delaware
Aedon Consulting Inc.	British Columbia
All Power Products Inc.	Alberta
Allteck Line Contractors, Inc	British Columbia
Apprenticeship Programs, Inc.	Idaho
Arcanum Chemicals, LLC	Delaware
Arnett & Burgess Oil Field Construction Limited	Alberta
Arnett & Burgess Pipeliners (Rockies) LLC	Delaware
Arnett & Burgess Pipeliners Ltd.	Alberta
B&N Clearing and Environmental, LLC	Delaware
Banister Pipelines Constructors Corp. Quanta Services EC(4) Canada Ltd.	British Columbia
Brent Woodward, Inc.	Oregon
Brink Constructors, Inc. Brink Construction, Inc. Brink Constructors, Inc. A Corporation Of Sd Brink Constructors, Inc. A Corporation Of South Dakota	South Dakota
Canadian Utility Construction Corp.	Canada
CAN-FER Utility Services, LLC Quanta Utility Services, LLC	Delaware
Cat-Spec, Ltd.	Texas
Citadel Industrial Services, Ltd.	Texas
Coe Drilling Pty Ltd.	Victoria, Australia
Conam Construction Co.	Texas
Consolidated Power Projects Australia Pty Ltd	Adelaide, Australia
Conti Communications, Inc.	Delaware
Crux Subsurface Canada Ltd.	British Columbia
Crux Subsurface, Inc.	Delaware
Dacon Corporation	Delaware
Dashiell Corporation Dacon Corporation Dashiell (DE) Corporation Dashiell (DE), LLC Dashiell, Limited Liability Company	Delaware

Subsidiary	Jurisdiction of Formation
Digco Utility Construction, L.P. Digco Utility Construction Limited Partnership	Delaware
DNR Pressure Welding Ltd.	Alberta
Domino Highvoltage Supply Inc. (f/k/a Domino Holdings Inc.)	British Columbia
Domino Highvoltage Supply, LLC	Delaware
Dorado Specialty Services, Ltd.	Texas
EHV Power ULC EHV Power ULC Corp.	British Columbia
Elite Fabrication, Ltd.	Texas
Elite Piping & Civil, Ltd.	Texas
Elite Turnaround Specialists, Ltd.	Texas
Enscope Pty Ltd	Perth, Western Australia
FIC GP, LLC (f/k/a First Infrastructure Capital GP, LLC)	Delaware
First Infrastructure Capital Advisors, LLC	Delaware
First Infrastructure Capital GP, L.P.	Delaware
First Infrastructure Capital, L.P.	Cayman Islands
Five Points Construction Co.	Texas
FRP Transmission Innovations Inc.	British Columbia
Grid Creative, Inc.	Idaho
Grid Manufacturing Corporation	Idaho
Grid Training Corporation	Idaho
H. C. Price Canada Company	Nova Scotia
H.L. Chapman Pipeline Construction, Inc. Chapman Pipeline Construction, Inc., H.L. DB Utilities	Delaware
Hargrave Power, Inc. De Southeast Pipeline Construction, Inc. Hargrave Power, Inc.	Delaware
Heritage Midstream, LLC	Delaware
High Line Power Inc.	Ontario
Infraestructura ETP de Mexico, S. de R.L. de C.V	Mexico
InfraSource Construction, LLC IUC ILLINOIS, LLC IUC Nebraska, LLC IUC Washington, LLC IUC Wisconsin, LLC IUS Underground,, LLC InfraSource Construction, LLC QS Mats Trans Tech Electric	Delaware
InfraSource Field Services, LLC	Delaware
InfraSource Installation, LLC	Delaware
InfraSource Services, LLC	Delaware
InfraSource, LLC IUS Underground, LLC Infrasource Of Pa, LLC	Delaware
Integracion Tecnologica del Peru, SAC	Peru
Intermountain Electric, Inc. Colorado IM Electric Grand Electric IM Electric, Inc. IME - Intermountain Electric, Inc. IME Electric	Colorado
IonEarth, LLC	Michigan

Subsidiary	Jurisdiction of Formation
Irby Construction Company Irby Construction Company, Inc.	Mississippi
Island Mechanical Corporation	Hawaii
JBT Electric, LLC	Texas
J.C.R. Construction Co., Inc.	New Hampshire
J.W. Didado Electric, LLC	Delaware
JET Tank Service, LLC Quanta Tank Services	Oklahoma
Lazy Q Ranch, LLC (De) Lazy Q Ranch, LLC	Delaware
Lazy Q Training Center, LLC The Lazy Q Lineman School	Delaware
Lex Engineering Ltd.	British Columbia
Lindsey Electric, L.P.	Texas
M. G. Dyess, Inc.	Mississippi
M. J. Electric, LLC
    Great Lakes Line Builders
    Iron Mountain
    Iron Mountain M.J. Electric, LLC
    M. J. ELECTRIC, LLC IRON MOUNTAIN
    M. J. Electric, LLC - Iron Mountain
    M.J. Electric Iron Mountain
    M.J. Electric, LLC Iron Mountain
Delaware
Manuel Bros., Inc. Renaissance Construction	Delaware
Mears Canada Corp.	Nova Scotia
Mears Construction, LLC	Georgia
Mears Group Pty Ltd	Victoria, Australia
Mears Group, Inc. De Mears Group De Mears Group, Inc. Ranger Digital Ranger Directional	Delaware
Mears Integrity Pty Ltd	Victoria, Australia
Mears Pipeline Pty Ltd.	Victoria, Australia
Mearsmex S. de R.L. de C.V.	Mexico
Mejia Personnel Services, Inc.	Texas
Mercer Software Solutions, LLC Mercer Technical Services Mercer Technical Solutions LLC	Texas
Microline Technology Corporation	Michigan
N.J. Construction Pty Ltd	Australia
Nacap PNG Limited	Papua New Guinea
Nacap Pty Ltd. (f/k/a Nacap Australia Pty Ltd.)	Victoria, Australia
NLC CA., Inc.	Idaho
NLC FL., Inc.	Idaho
NLC ID., Inc.	Idaho
NLC TX., Inc.	Idaho
North Houston Pole Line, L.P. North Houston Pole Line Corp. QUANTA FOUNDATION SERVICES Quanta Foundation Services, Limited Partnership	Texas
North Sky Engineering, Inc.	Delaware

Subsidiary	Jurisdiction of Formation
Northern Powerline Constructors, Inc. Chatham Electric	Alaska
NorthStar Energy Services, Inc. BBI Bradford Brothers, Incorporated Bradford Brothers, Inc. NC Northstar Energy Services, Inc QUANTA UNDERGROUND Quanta Underground Services, Inc.	North Carolina
Northstar Sharp’s Foundation Specialists Ltd. (f/k/a Northstar Energy Services Inc.)	Alberta
Nova Constructors LLC	Japan
Nova Constructors LTD	United Kingdom
Nova Equipment Leasing, LLC	Washington
Nova Group, Inc. NGI Construction NGI Construction, Inc.	California
Nova NextGen Solutions, LLC	Delaware
NPC Energy Services LLC	Alaska
O. J. Pipelines Canada Corporation	New Brunswick
O. J. Pipelines Canada Limited Partnership O.J. Pipelines Canada Limited Partnership	Alberta
One Call Locators Canada Ltd.	Canada
PAR Electrical Contractors, Inc.
    Computapole
    Didado Utility Company, Inc.
    J.W. Didado Electric
    J.W. Didado Electric, Inc.
    Longfellow Drilling
    Par Infrared Consultants
    Riggin & Diggin Line Construction
    Seaward
    Seaward Corporation
    Union Power Construction Company
Missouri
Par Internacional, S. de R.L. de C.V.	Mexico
Performance Energy Services, L.L.C.	Louisiana
Phasor Engineering Inc.	Alberta
Phoenix North Constructors Inc. (f/k/a DiFazio North Constructors, Inc)	British Columbia
Phoenix Power Group, Inc.	Delaware
Potelco, Inc. Nor Am Telecommunications Potelco Incorporated	Washington
Power Delivery Program, Inc.	Idaho
Price Gregory International, Inc.	Delaware
Price Gregory Services, LLC	Delaware
Probst Electric, Inc. Probst Construction, Inc.	Utah
QCS ECA 0927 Development Ltd.	British Columbia
QES GP, LLC	Delaware
QP Energy Services, LLC (f/k/a Quanta-Potelco Electrical Utilities, LLC)	Delaware
QPS Engineering LTD.	Alberta
QPS Engineering, LLC	Delaware
QSI Finance (Australia) Pty Ltd.	Victoria, Australia
QSI Finance (Cayman) Pvt. Ltd.	Cayman Islands
QSI Finance Canada ULC	British Columbia

Subsidiary	Jurisdiction of Formation
QSI Finance GP (US) LLC	Delaware
QSI Finance I (US), LP	Delaware
QSI Finance II (Australia) Pty Ltd.	Victoria, Australia
QSI Finance II (Lux) S.à r.l	Luxembourg
QSI Finance III (Canada) ULC	British Columbia
QSI Finance III (Lux) SARL	Luxemburg
QSI Finance IV (Canada) ULC (f/k/a QSI Finance GP (Canada) ULC)	British Columbia
QSI Finance IX (Canada) Limited Partnership	British Columbia
QSI Finance V (US), L.P.	Delaware
QSI Finance VI (Canada) ULC	British Columbia
QSI Finance VII (Canada) Limited Partnership	British Columbia
QSI Finance VIII (Canada) ULC	British Columbia
QSI Finance X (Canada) ULC	British Columbia
QSI, Inc.	Delaware
QTSL, LLC	Delaware
Quanta APL GP Ltd.	British Columbia
Quanta APL LP I Ltd.	British Columbia
Quanta APL LP II Ltd.	British Columbia
Quanta Asset Management LLC	Delaware
Quanta Associates, L.P.	Texas
Quanta Canada GP ULC	British Columbia
Quanta Canada Holdings II ULC	British Columbia
Quanta Canada Holdings LP	Alberta
Quanta Capital GP, LLC	Delaware
Quanta Capital LP, L.P.	Delaware
Quanta Capital Solutions, Inc.	Delaware
Quanta Capital South Africa Pty Ltd.	South Africa
Quanta Cares	Texas
Quanta Consulting Group, LLC	Delaware
Quanta Electric Power Construction, LLC	Delaware
Quanta Electric Power Services, LLC	Delaware
Quanta Energized Innovations Ltd.	British Columbia
Quanta Energized Services of Canada Ltd.	British Columbia
Quanta Energized Services U.S., LLC	Delaware
Quanta Energy Services, LLC	Delaware
Quanta Equipment Company, LLC	Delaware
Quanta Government Services, Inc.	Delaware
Quanta Government Solutions, Inc.	Delaware
Quanta Infrastructure Services, LLC	Delaware
Quanta Infrastructure Services, S. de R.L. de C.V.	Mexico
Quanta Inline Devices, LLC	Texas
Quanta Insurance Company, Inc.	Texas
Quanta International Holdings, Ltd.	British Virgin Islands
Quanta International Limited	British Virgin Islands
Quanta Kingsvale LP Ltd.	British Columbia
Quanta Marine Services, LLC	Delaware
Quanta Middle East, LLC	Qatar

Subsidiary	Jurisdiction of Formation
Quanta Pipeline Services, Inc. QPS Flint Construction QPS Flint Tank Services Quanta EPC Services Quanta Tank Services	Delaware
Quanta Power Australia Pty Ltd	Australia
Quanta Power Generation, Inc. Quanta Power Generation, Inc. A Utility Construction Co.	Delaware
Quanta Power Solutions India Private Limited	New Delhi, India
Quanta Power, Inc.	Delaware
Quanta Renewable Construction Pty Ltd.	South Africa
Quanta Services (India) Ltd.	British Virgin Islands
Quanta Services Africa (PTY) Ltd.	South Africa
Quanta Services Australia Pty Ltd.	Victoria, Australia
Quanta Services CC Canada Ltd.	British Columbia
Quanta Services Chile SpA	Chile
Quanta Services Colombia S.A.S.	Colombia
Quanta Services Costa Rica, Ltda.	Costa Rica
Quanta Services Guatemala, Ltda.	Guatemala
Quanta Services International Holdings LP	Alberta
Quanta Services Management Partnership, L.P. Quanta Services Management Partnership LP	Texas
Quanta Services Netherlands B.V.	Netherlands
Quanta Services of Canada Ltd.	British Columbia
Quanta Services Panama, S. de R.L.	Panama
Quanta Services Peru S.A.C.	Peru
Quanta Subsurface Canada, Ltd.	British Columbia
Quanta Subsurface, LLC	Delaware
Quanta Technology Canada ULC	British Columbia
Quanta Technology UK Ltd.	United Kingdom
Quanta Technology, LLC Delaware Quanta Technology, LLC	Delaware
Quanta Tecnologia do Brasil Ltda.	Brazil
Quanta Telecom Canada Ltd.	British Columbia
Quanta Telecommunication Services, LLC Quanta Telecom Quanta Telecom Services Quanta Telecommunication Services	Delaware
Quanta Utility Engineering Services, Inc. (f/k/a Utilimap Corporation)	Missouri
Quanta Utility Installation Company, Inc.	Delaware
Quantecua Cia. Ltda.	Ecuador
Realtime Engineers, Inc.	Delaware
Realtime Utility Engineers, Inc. Infrasource Engineering Company Infrasource Engineering Company, PC	Wisconsin
Redes Andinas de Comunicaciones S.R.L.	Peru
RMS Holdings, LLC RMS Welding Systems RMS Welding Systems, LLC Rms Welding Systems LLC Rms Welding, LLC	Delaware
Road Bore Corporation	Hawaii

Subsidiary	Jurisdiction of Formation
Service Electric Company Dillard Smith Construction Company (Delaware) Service Electric Company Of Delaware Service Electric Company of Delaware Service Electric Company, Inc.	Delaware
Servicios de Infraestructura del Peru S.A.C.	Peru
Servicios Par Electric, S. de R.L. de C.V.	Mexico
Southwest Trenching Company, Inc.	Texas
Specialty Tank Services, Ltd.	Texas
Stronghold General, LLC	Texas
Stronghold Inspection, Ltd.	Texas
Stronghold Specialty General, LLC	Texas
Stronghold Specialty, Ltd.	Texas
Stronghold Tower Group, Ltd.	Texas
Stronghold, Ltd.	Texas
Subterra Damage Prevention Specialists Ltd.	Canada
Summit Line Construction, Inc.	Utah
Sumter Utilities, Inc.	Delaware
T. G. Mercer Consulting Services, Inc.	Texas
TC Infrastructure Services Ltd.	British Columbia
The Ryan Company, Inc.
    Eastern Communications
    Ryan Company, Inc. of Massachusetts
    The Massachusetts Ryan Company, Inc.
    The Ryan Company Inc of Massachusetts
    The Ryan Company Inc. of Massachusetts
    The Ryan Company Incorporated Of Massachusetts
    The Ryan Company Incorporated of Massachusetts
    The Ryan Company Of Massachusetts, Inc.
    The Ryan Company of Massachusetts
    The Ryan Company of Massachusetts, Inc.
    The Ryan Company, Inc. (Massachusetts)
    The Ryan Company, Inc. of Massachusetts
Massachusetts
Tom Allen Construction Company Allen Construction Company, Tom TA Construction Tom Allen Construction Company of Delaware	Delaware
TurnKey Automation, Ltd.	Texas
Ultimate Powerline Contracting Ltd.	Saskatchewan
Underground Construction Co., Inc.
    Delaware Underground Construction Co.
    Maryland Underground Construction Co., Inc.
    UCC - Undergroud Construction Co.
    UCC Underground Construction Co., Inc.
    Ucc - Underground Construction Co.
    Underground Construction Co., Inc. (Delaware)
    Underground Construction Inc.
Delaware
Underground Electric Construction Company, LLC	Delaware
Utility Line Management Services, Inc. Ulm Services, Inc.	Delaware
Utility Training Services Corporation	Idaho
Valard Construction (Manitoba) Ltd.	Manitoba
Valard Construction (Ontario) Ltd.	Ontario
Valard Construction (Quebec) Inc.	Quebec
Valard Construction 2008 Ltd. Valard Construction LP	Alberta
Valard Construction LP	Alberta

Subsidiary	Jurisdiction of Formation
Valard Construction Ltd.	British Columbia
Valard Equipment (AB) Ltd.	British Columbia
Valard Geomatics (Ontario) Ltd.	Ontario
Valard Geomatics Ltd.	Alberta
Valard Land Surveying Ltd.	British Columbia
Valard Mechanical Ltd.	British Columbia
Valard Norway AS	Norway
Valard Sweden AB	Sweden
Valard Zagreb d. o. o.	Croatia
Winco, Inc. Winco Helicopters Winco Powerline Services Winco Powerline Services Inc. Winco Powerline Services, Inc. Winco Services Inc. Winco, Inc. an Oregon Based Corporation	Oregon